                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K



                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ----------------------

       Date of Report (Date of earliest event reported): January 8, 2001



              North American Gaming and Entertainment Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                      0-5474                 75-2571032
------------------------       ---------------------      ------------------
(State of incorporation)       (Commission File No.)        (IRS Employer
                                                          Identification No.)



               13150 Coit Road, Suite 125, Dallas, Texas  75240
          ----------------------------------------------------------
          (Address of principal execute offices, including zip code)


                                (972) 671-1133
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

Item 5.  Other Events.
------   ------------

     Effective as of January 8, 2001, North American Gaming and Entertainment Corporation (the "Company") entered into a Term Sheet with the other parties to
(i) the litigation styled Arlington Farms, Inc., et al. v. North American Gaming and Entertainment Corporation, et al., Civil Action No. 00-106-C-M2, United States District Court, Middle District of Louisiana, (ii) the litigation styled North American Gaming and Entertainment Corporation v. OM Operating, L.L.C., River Port Truck Stop, L.L.C., Donald I. Williams, Loy F. Weaver and The 146, L.L.C., Civil Action No. CVOO-0575S, United States District Court, Western District of Louisiana, Shreveport Division, and (iii) the litigation styled The 146, L.L.C. v. Ozdon Investments, Inc., State of Louisiana, Parish of Pointe Coupee, 18th Judicial District Court, Docket No. 34,928, Division "A", together with certain related parties to such parties to the foregoing litigation (collectively, the "OMO Group"). Under the terms of the Term Sheet, the Company and the OMO Group have agreed to settle the foregoing litigation and enter into mutual releases of claims, subject to certain conditions that must be satisfied prior to such settlement becoming effective. The settlement will not become effective unless definitive, binding agreements mutually acceptable to all parties (the "Definitive Agreements") are entered into on or before March 9, 2001. If the Definitive Agreements are entered into on or before March 9, 2001, the closing and final effectiveness of the settlement will be subject to the Company filing an Information Statement with the Securities and Exchange Commission and distributing the Information Statement to its stockholders describing the settlement and related sales of assets, described below, by the Company pursuant to the Definitive Agreements. International Tours, Inc. has agreed to vote its common stock in favor of the approval of the Definitive Agreements and the sale of the assets described below, and, therefore, the approval and sale are assured. In addition to mutual releases of all parties, the Definitive Agreements will provide for the sale by the Company of (i) all of the Company's interest in OM Operating, LLC ("Operator"), (ii) all of the Company's interest in River Port Truck Stop, L.L.C. ("River Port"), and (iii) the Company's 50% ownership interest in Ozdon Investments, Inc. ("Ozdon"). The purchase price for the sale of the foregoing assets by the Company shall be equal to $2.3 million, payable $800,000 in cash at the closing of the Definitive Agreements and $1.5 million payable in the form of promissory notes payable in 60 monthly installments of principal and interest; provided, the cash potion of the purchase price will be reduced by an amount equal to the sum of all liabilities of Ozdon as of such closing in excess of $125,000. The promissory note will be personally guaranteed by Loy F. Weaver, The 146, L.L.C., Donald I. Williams, Operator, River Port, Ozdon and 167 Truck Stop, L.L.C. and will be secured by a security interest in 49% of the membership interests of Operator. The Company will also be indemnified against any loss due to its guaranty of the obligations of River Port until it is released from such guaranty. The Definitive Agreements will also include a noncompetition agreement pursuant to which the Company will agree not to compete for a period of two years after the closing of the Definitive Agreements in the ownership, operation or management of truck stops in any of the Parishes in the State of Louisiana in which Operator or River Port currently own or operate truck stops.

     If the parties are unable to agree upon the Definitive Agreements on or before March 9, 2001, the settlement will not be effective and the three lawsuits will most likely proceed.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 18, 2001


                                    NORTH AMERICAN GAMING AND
                                    ENTERTAINMENT CORPORATION



                                    By:    /s/ E.H. Hawes
                                       --------------------------
                                         E.H. Hawes II, President

                                       3